EXHIBIT 99.1

ISCO International Reports Financial Results for the Second Quarter 2008 and Upcoming Investor Call

Elk Grove Village, IL (August 18, 2008) – ISCO International, Inc. (AMEX: ISO), a  supplier of RF management and interference-control solutions for the wireless telecommunications industry along with integrated software solutions for public safety and enterprise customers, today reported financial results for the second quarter 2008.  The Company also provided information regarding an upcoming investor call.

Second Quarter Results

ISCO reported consolidated net revenues of $2.5 million for the quarter-ended June 30, 2008, versus $3.4 million during the comparable period of 2007.  All 2008 figures include the addition of Clarity Communication Systems Inc., which was acquired by ISCO on January 3, 2008.  Gross margins were $1.2 million compared to $1.7 million for the same period in 2007.  The decline in gross margins is the result of lower hardware shipments partially offset by the inclusion of software results. Gross margin rates declined to 47% of revenue in the current period  from 50%  for the same period in 2007. This reduction in gross margin rates was the result of new software contracts where costs were incurred in advance of revenues earned thereby lowering the gross margin rate.  Hardware gross margin rates were slightly higher than in the prior year.

The consolidated net loss was $2.3 million for the quarter-ended June 30, 2008, versus $0.8 million during the same period of 2007.  The increase in net loss was due to the combination of the two companies’ cost structures, partially offset by lower spending in the hardware segment of the business. The second quarter net loss of $2.3 million was lower than the net loss reported for the quarter ended March 31, 2008, which was $2.8 million resulting from organizational changes and other cost reduction initiatives partially offset by an increase in external sales channel expenses. Consolidated net loss for the year to date period ended June 30, 2008 totaled $5.1 million, which is $1.9 million or 59% higher than the same period in 2007.  Net loss from the hardware segment was $2.8 million, which was $.4 million lower than in the prior year.  The net loss from the software segment totaled $ 2.3 million on $.7 million in total revenue.

Total charges related to stock compensation expense, interest, depreciation and amortization increased by $0.1 million in the second quarter of 2008 from the first quarter of 2008.  Please see the note and table regarding non-GAAP financial information attached.

“While we are early in the process, we are initiating the many changes needed to get the company on the right track over the long term,” said Gordon Reichard, Jr. CEO of ISCO. “We have cut operating expenses and have realized almost $600,000 of savings in Q2 over Q1 while at the same time refocusing activities and resources on sales and marketing.  So far this year, we have already started to see our hardware gross margins improve due to the increased focus on our differentiated AIM products.  As we introduce more products and begin to refine our product packaging, positioning and channel strategy, we’re looking for this trend to continue.”

“The basic foundation of our strategy remains focused on transitioning our behavior to a sales and market driven organization.  As we continue implementation of our plans, our prospects for long term success increase but it will take time.  ISCO shareholders should continue to expect to see a very different company quarter over quarter.”

Investor call
An investor call will be held on Tuesday, August 19th, at 4:00 pm eastern.  To participate in the call domestically, dial 1-888-241-0558.  International callers should dial 1-647-427-3417. The conference name is “ISCO.”  The call will be replayed for 30 days at 1-800-695-3685 (or 1-402-220-1757 for international callers) with a pass code of 56568605.

Following the presentation, a short question and answer session will be held.  Participants are asked to dial in 10 minutes prior to the beginning of the call.  The call will be webcast live and then archived for 30 days.  ISCO will provide a link to the call on its web site (www.iscointl.com) for both the live and archived versions.  A copy of the webcast link is below.

Webcast link: http://www.b2i.us/external.asp?b=826&id=46238&from=du&L=e

Use of Non-GAAP Financial Information

To supplement our financial results presented in accordance with GAAP, we use the following non-GAAP financial measure: Operating results before non cash items.  Excluded from this amount are charges for patent amortization, depreciation and other amortization,  stock based compensation, and accrued interest expense. We present this non-GAAP financial measure as a supplement in reporting our financial results to provide investors with an additional tool to evaluate our operating results. This non-GAAP financial measure should not be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Our management uses the above non-GAAP financial measure internally to understand, manage and evaluate our business, particularly on a cash flow basis. Our management believes this measure is useful for the Company and investors to review, as applicable, both GAAP information, which includes employee stock-based compensation expense for example, and the non-GAAP measure which excludes this item, in order to assess the performance of our core continuing businesses and for planning and forecasting in future periods. This non-GAAP measure is intended to provide investors with an understanding of our operational results and trends that more readily enables them to analyze our base financial and operating performance and facilitate period-to-period comparisons and analysis of operation trends. Our management believes this non-GAAP financial measure is useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

Non-GAAP Measurement Table:
    Unaudited                                              Unaudited
3 months ended                                           3 months ended
  June 30, 2008                                            June 30, 2007
($millions)
Net loss per GAAP                                                                 ($2.3)                                                  ($0.8)
Stock Compensation Expense                                                $0.2                                      $0.3
Depreciation and Amortization                                              $0.2                                        $0.0
Accrued Interest                                                                    $0.3                                      $0.3

Operating results before non cash items                              ($1.6)                                                  ($0.2)

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain "forward-looking statements" that reflect the Company's current expectations regarding the future results of operations, performance and achievements, as defined in the Private Securities Litigation Reform Act of 1995, of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipates," "believes," "estimates," “looks,” "expects," "plans," "intends" and similar expressions.  These statements reflect the Company's current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company's actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: market acceptance of the Company’s technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company's immediate need and ability to obtain additional financing; the Company’s need and ability to refinance its existing debt;  the Company's history of net losses and the lack of assurance that the Company's earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company’s ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company’s products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company's ability to attract and retain key personnel; the Company’s ability to protect its intellectual property; the risks of foreign operations and the risks of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company's filings with the Securities and Exchange Commission, including those described under the heading "Risk Factors" in the Company's Annual Report on Form 10-K filed by the Company with the Securities and Exchange Commission.  You should not place undue reliance on any forward-looking statements.  The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

 (Table Follows)

Three Months Ending
	June 30, 2008	June 30, 2007
	UNAUDITED
	(millions of dollars and shares; except per share data)
Net sales	$2.5	$3.4
Cost and expenses:
Cost of sales	1.3	1.7
Research and development	1.3	0.7
Selling and marketing	0.7	0.7
General and administrative	1.2	0.9
Total costs and expenses	4.5	4.0
Operating loss	$(2.0)	$(0.6)
Other income (expense):
Interest income	0.0	0.0
Interest expense	(0.3)	(0.2)
Total other income (expense)	(0.3)	(0.2)
Net loss	$(2.3)	$(0.8)
Basic and diluted loss per common share	$(0.01)	$0.00
Weighted average number of common shares outstanding	222.1	191.2

Six Months Ending
	June 30, 2008	June 30, 2007
	UNAUDITED
	(millions of dollars and shares; except per share data)
Net sales	$5.2	$4.4
Cost and expenses:
Cost of sales	2.8	2.4
Research and development	2.9	1.3
Selling and marketing	1.6	1.3
General and administrative	2.4	2.1
Total costs and expenses	9.7	7.1
Operating loss	$(4.5)	$(2.7)
Other income (expense):
Interest income	0.0	0.0
Interest expense	(0.5)	(0.5)
Total other income (expense)	$(0.6)	$(0.5)
Net loss	$(5.1)	$(3.2)
Basic and diluted loss per common share	$(0.02)	$(0.02)
Weighted average number of common shares outstanding	222.6	191.0

Selected Balance Sheet Information:

	(unaudited)
	June 30, 2008	December 31, 2007
	(millions of dollars and shares; except per share data)
Cash and equivalents	$0.3	$1.8
Working capital excl. Debt	$2.8	$5.5
Total assets	$28.2	$22.7
Debt, short term and long term, including related accrued interest	$19.2	$15.9
Stockholder’s equity	$6.5	$4.6

Web site:  http://www.iscointl.com